EXHIBIT 99.1


FOR IMMEDIATE RELEASE



CONTACTS:    Dave Stedman
             President
             LION, Inc.
             800-546-6463

                   LION ANNOUNCES SECOND QUARTER 2004 RESULTS
                    POSTS $384,608 NET INCOME FOR THE QUARTER

SEATTLE, WA - JULY 29, 2004 - LION, INC. (OTC Bulletin Board: LINN), a leading provider of advanced business solutions that streamline the mortgage fulfillment process, today announced its financial results for the second quarter ended June 30, 2004.

Revenue for the second quarter increased 97% to $3,576,094 from $1,818,055 (restated) for second quarter 2003. Revenue for the first six months of 2004 increased 107% to $7,446,275 from $3,591,670 (restated) for same period in 2003. Second quarter 2004 revenue was down 7.6% from $3,870,181 (restated) in the first quarter 2004 due primarily to a couple of non-recurring revenue items recognized in the first quarter 2004 and moderately lower mortgage volume in the second quarter 2004. In the first quarter, the Company negotiated a contract cancellation that prepaid a portion of the remaining fees under the contract, resulting in a one-time increase in revenue of $160,000.

The Company reported net income of $384,608 for second quarter 2004 compared to $117,859 (restated) for second quarter 2003 and $5,711 (restated) for first quarter 2004. The Company reported net income of $390,319 for the first six months of 2004 compared to $260,457 (restated) for the same period in 2003. Second quarter 2004 net income included a one-time gain of approximately $433,000 relating to the settlement of a disputed insurance claim. Approximately $151,000 of stock option expense was recorded in the first six months of 2004. LION is one of over 700 companies that voluntarily expense stock options.

"I am very pleased with our performance in the second quarter, particularly in light of current market conditions which have included an industry slowdown in mortgage origination," stated Randall D. Miles, Chairman and CEO of LION, Inc. "We experienced a decline in revenue in our Mortgage 101 and Lockpoint Xtra(R) product lines that was attributable to declining mortgage market activity generally, and were partially offset by strength in other product lines including Pipeline Tools, Retail Web Sites and


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

LION FINANCIAL RESULTS 2ND QTR 2004 - 2

LION Pro. As mortgage industry professionals strive to remain competitive in tighter origination markets, we expect to see revenue pressures in our more rate sensitive products offset by higher sales of our technology and productivity software products. While we expect overall industry mortgage loan activity to decline as a result of lower refinance volume, new purchase money loan origination is expected to remain at levels equal to or higher than 2003, and the result of our acquisition of Ignition assets last year provides us with an opportunity to generate more diverse revenue streams. As a result, we remain optimistic about our revenue and profitability outlook for the rest of the year."

"The integration of our acquisition of Ignition's assets continues to proceed as planned, though we did bear more expense in the second quarter than had been anticipated. We expect integration costs to diminish throughout 2004, and we will continue to monitor overall expenses as we strive to maintain an appropriate level of investment and infrastructure in a climate of changing market conditions. The Ignition acquisition has provided LION with additional product lines that give us growth opportunities in the current market. We expect 2 new customer launches in the third quarter for products or platforms that validate the product and feature set attributes made possible by the Ignition acquisition last year."

"Overall, our business is healthy and our balance sheet is strong. We will continue to focus on growing our revenue and profitability while strengthening our product offerings and platforms. Challenging market conditions brought on by higher interest rates will also generate opportunities, and we will seek to capitalize on those to build a company that will return long term value to our shareholders."

SECOND QUARTER 2004 HIGHLIGHTS

     o 2,800 new Realtors added to the realtor affiliate program bringing total to over 42,000.

     o 610 new Corporate Web Site users were added, bringing the total to over 1,475.

     o Completed major component of product integration strategy with launch of new version of Lockpoint Xtra(R) software that connects consumer applications with retail websites and a lender's loan center, streamlining the mortgage fulfillment process and creating a new revenue stream for LION.

     o Launched a new Mortgage 101 lead system for all Retail Website customers.

     o Completed strategic partnership to provide loan statusing to mortgage professionals.


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LION FINANCIAL RESULTS 2ND QTR 2004 - 3

REVENUE RESTATEMENT

Following the December 2003 acquisition of certain assets of Ignition Mortgage Technology Solutions, Inc., the Company undertook a review of revenue recognition policies on two new large contracts in the Pipeline Tools and LockPoint Xtra(R) product lines it acquired. In order to ensure appropriate treatment for set up fees earned across all product offerings, the Company has determined that set up fees for certain items in the LION Pro product line should be restated to more accurately reflect the timing of revenue recognition for a portion of these sales. The cumulative effect is a $66,058 overstatement of revenue and net income during the fiscal year ended December 31, 2003, and $7,212 overstatement during the first quarter of 2004. The following table summarizes the effect of the restatement on each of the quarters of fiscal 2003 and the first quarter of 2004:

                                                  Q103           Q203          Q303           Q403            FY03            Q104
REVENUE                                        1,786,720      1,830,974      1,869,702      2,646,692      8,134,088      3,877,393

Adjustment                                       (13,105)       (12,919)       (25,948)       (14,086)       (66,058)        (7,212)
                                              --------------------------------------------------------------------------------------
Restated Revenue                               1,773,615      1,818,055      1,843,754      2,632,606      8,068,030      3,870,181

OPERATING INCOME                                 159,640        134,720        119,418        426,190        839,968         16,692

Adjustment                                       (13,105)       (12,919)       (25,948)       (14,086)       (66,058)        (7,212)
                                              --------------------------------------------------------------------------------------
Restated Op. Income                              146,535        121,801         93,470        412,104        773,910          9,480


NET INCOME                                       155,703        130,778        115,355      2,418,951      2,820,787         12,923

Adjustment                                       (13,105)       (12,919)       (25,948)       (14,086)       (66,058)        (7,212)
                                              --------------------------------------------------------------------------------------
Restated Net Income                              142,598        117,859         89,407      2,404,865      2,754,729          5,711

After discussions with Company management and LION's independent auditors, the Audit Committee determined on July 27, 2004 that LION should restate its financial results for the year ended December 31, 2003 and the first quarter of 2004, as well as the 2004 Form 8-K financial information announcing the effect of the Ignition acquisition. The Company anticipates filing with the SEC an amended 2003 Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB for the first quarter of 2004, and an amendment to the February 23, 2004 Form 8-K/A filing as soon as is practicable. These amended reports will contain the restated financial results summarized above and more fully presented in the condensed financial statements below. Our quarterly reports to be filed during the remainder of 2004 will contain the restated financial results for the respective 2003 comparative periods. We have not amended, and do not intend to amend, any of our filed annual or quarterly reports prior to December 31, 2003.


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


LION FINANCIAL RESULTS 2ND QTR 2004 - 4


ABOUT LION, INC.

LION, INC. is a leading provider of advanced business solutions that streamline the mortgage loan fulfillment process in the over $2 trillion mortgage industry. From LEADS TO LOANS TO CAPITAL MARKETS, LION offers consistent, seamless business solutions to consumers, brokers, realtors, originators and lenders. LION provides an integrated technology platform offering online loan productivity, mortgage pipeline hedging and risk management, software development and data communications tools. LION has offices in Washington, California and Colorado. For more information, please visit www.lioninc.com.

                                       ###

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; our ability to integrate newly acquired assets and product lines; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of July 29, 2004, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.


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LION FINANCIAL RESULTS 2ND QTR 2004 - 5


                                   LION, Inc.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              Three months ended June 30,          Six months ended June 30,
                                            ---------------------------------  ----------------------------------
                                                 2004              2003             2004              2003
                                            ---------------   ---------------  ----------------  ----------------
                                                                (Restated)       (Restated)        (Restated)
Revenues                                    $    3,576,094    $    1,818,055   $    7,446,275    $    3,591,670

Expenses
    Direct costs                                 1,328,280           338,381        2,792,630           653,937
    Selling and marketing                          552,086           586,612        1,048,665         1,160,080
    General and administrative                     899,277           565,399        2,064,427         1,105,052
    Research and development                       696,557            91,128        1,296,807           178,529
    Depreciation and amortization                  144,210           114,734          278,582           225,736
                                            ---------------   ---------------  ----------------  ----------------
                                                 3,620,410         1,696,254        7,481,111         3,323,334
                                            ---------------   ---------------  ----------------  ----------------

         Operating (loss) income                   (44,316)          121,801          (34,836)          268,336

Other income (expense) - net                       430,424            (3,942)         427,164            (7,879)
                                            ---------------   ---------------  ----------------  ----------------

         Net income before tax                     386,108           117,859          392,328           260,457

Income tax expense                                   1,500                 -            2,009                 -
                                            ---------------   ---------------  ----------------  ----------------

         NET INCOME                         $      384,608    $      117,859   $      390,319    $      260,457
                                            ===============   ===============  ================  ================

Net income per common share,
     basic and diluted                      $          .01    $            -   $          .01    $          .01
                                            ===============   ===============  ================  ================


                                     (MORE)


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LION FINANCIAL RESULTS 2ND QTR 2004 - 6


                                   LION, Inc.
                            CONDENSED BALANCE SHEETS


                                     ASSETS

                                                                             June 30,
                                                                               2004               December 31,
                                                                            (Unaudited)               2003
                                                                         ------------------     ------------------
                                                                                                   (Restated)
CURRENT ASSETS
    Cash and cash equivalents                                            $      3,677,737       $      2,883,314
    Accounts receivable - net                                                   1,785,307              2,141,264
    Other receivables                                                                   -                620,708
    Prepaid expenses and other                                                    638,612                361,975
                                                                         ------------------     ------------------

         Total current assets                                                   6,101,656              6,007,261

PROPERTY AND EQUIPMENT, net                                                     1,015,258              1,025,153

OTHER ASSETS
    Goodwill - net                                                                273,955                273,955
    Other assets                                                                   82,908                 82,908
                                                                         ------------------     ------------------

                                                                         $      7,473,777       $      7,389,277
                                                                         ==================     ==================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                     $        287,490       $        189,727
    Accrued liabilities                                                           988,337              1,647,931
    Current maturities of long-term obligations                                    72,714                 82,452
    Deferred revenue                                                            1,211,049              1,306,224
                                                                         ------------------     ------------------

         Total current liabilities                                              2,559,590              3,226,334

LONG-TERM OBLIGATIONS, less current maturities                                     54,888                 85,822

STOCKHOLDERS' EQUITY                                                            4,859,299              4,077,121
                                                                         ------------------     ------------------

                                                                         $      7,473,777       $      7,389,277
                                                                         ==================     ==================


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